UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Reed Road, Ste. 160, Houston, TX 77051

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 832-384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2020, Bellicum Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC, relating to the offering, issuance and sale of 1,040,000 shares of its common stock, pre-funded warrants to purchase 3,109,378 shares of its common stock, and accompanying common warrants to purchase up to an aggregate of 4,149,378 shares of its common stock. Each share of common stock and pre-funded warrant to purchase one share of common stock was sold together with a common warrant to purchase one share of common stock. The combined offering price of each share of common stock and accompanying common warrant was $6.025 and for each pre-funded warrant and accompanying common warrant was $6.024. The pre-funded warrants are immediately exercisable at a price of $0.001 per share of common stock. The common warrants are immediately exercisable at a price of $6.50 per share of common stock and will expire five years from the date of issuance. The shares of common stock and pre-funded warrants, and the accompanying common warrants, were issued separately and were immediately separable upon issuance. The offering is expected to close on November 3, 2020.

The gross proceeds to the Company from the offering are expected to be approximately $25.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, excluding any proceeds that may be received upon exercise of the common warrants. The Company anticipates using the net proceeds from the offering, together with its existing capital resources, to fund ongoing and planned BPX-601 and BPX-603 clinical trials, and for general corporate purposes, including research and development and to fund working capital.

The underwritten offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File Nos. 333-232771), as supplemented by a prospectus supplement dated October 29, 2020, filed with the U.S. Securities and Exchange Commission on October 30, 2020.

In the Underwriting Agreement, the Company makes customary representations, warranties and covenants and also agrees to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make because of such liabilities. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The Company has agreed to pay H.C. Wainwright & Co., LLC a commission of up to 7.0% of the gross proceeds raised in the underwritten offering and agreed to pay an expense allowance consisting of (a) a management fee equal to 1.0% of the gross proceeds raised in the offering, (b) $50,000 for non-accountable expenses, (c) up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses and (d) $12,900 clearing fees.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The foregoing description of the pre-funded warrants and the common warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such warrants, copies of which are attached as Exhibits 4.1 and 4.2 hereto and is incorporated herein by reference. A copy of the legal opinion and consent of Cooley LLP relating to the legality of the offering and sale of the securities described above is attached as Exhibit 5.1 hereto.

On October 29, 2020, the Company issued a press release announcing the pricing of the underwritten offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

The disclosures in this report shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 29, 2020, the Company executed a payoff letter to repay in full all outstanding indebtedness and terminate all commitments and obligations under its Loan and Security Agreement, dated December 21, 2017, as amended (the “Loan Agreement”), with Oxford Finance LLC (“Oxford”). Pursuant to the payoff letter, the Company agreed to pay to Oxford approximately $27.4 million, which the Company paid to Oxford on October 30, 2020. The material terms of the Loan Agreement are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2020.

The foregoing summary of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Loan Agreement, filed as Exhibits 10.34 and 10.35 to the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2020, and is incorporated herein by reference.

Forward Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the Company’s expectations with respect to the anticipated gross proceeds from the offering, closing date of the offering and use of the net proceeds from the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in the Company’s filings with the SEC, including in the section captioned “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2020. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 29, 2020, by and between Bellicum Pharmaceuticals and H.C. Wainwright & Co.

4.1	Form of pre-funded warrant.

4.2	Form of warrant to purchase common stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press release, dated October 29, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: November 2, 2020	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer
(Principal Executive Officer)